CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended annual Report of Xzeres Wind Corp. (the “Company”) on Form 10-K/A for the year ended February 28, 2010 filed with the Securities and Exchange Commission (the “Report”), We, Frank Greco and Steven Shum, Chief Executive Officer  and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Frank Greco
Name:	Frank Greco
Title:	Principal Executive Officer and Director
Date:	February 18, 2011

By:	/s/ Steven Shum
Name:	Steven Shum
Title:	Principal Financial Officer and Director
Date:	February 18, 2011

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.